UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: October 13, 2011

CHINA HOUSING & LAND DEVELOPMENT, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-51429	20-1334845

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6 Youyi Dong Lu, Han Yuan 4 Lou
Xi'An, Shaanxi Province, China
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

710054
(Zip Code)

86-029-82582632
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 13, 2011, Mr. Michael Marks resigned from the Board of Directors (the “Board”) of China Housing & Land Development, Inc. (the “Company”), effective immediately. In effect, Mr. Marks will also no longer serve as Chairman of the compensation committee or as a member of the audit committee of the Board. There are no disagreements between him and the Company on any matters.

On October 13, 2011, Mr. Yusheng Lin was appointed an independent director of the Company. He will serve as Chairman of the Nominating and Corporate Governance Committee of the Board, as a member of the Audit Committee of the Board and as a member of the Compensation Committee of the Board. As a member of the Board, Mr. Liu will receive approximately $15,000 and 5,000 shares of the Company’s common stock in annual compensation.

Mr. Yusheng Lin is the Deputy General Manager of SZ Kingworld (“SZK”) and Executive Director of Kingworld Medicines Group Ltd. (stock code: 01110HK) (“KMG”). He has been the deputy general manager of SZK since June 2006. He is primarily responsible for the capital management and the operations of KMG. He has approximately 10 years of experience in the pharmaceutical industry. From 1999 to 2004, he worked at Xi’an Lijun Pharmaceutical Company Limited (“XLPC”), which is principally engaged in the manufacture and sale of pharmaceutical products in the PRC. XLPC is a wholly owned subsidiary of Lijun International Pharmaceutical (Holding) Company Limited (stock code: 2005) (“XLPC Parent”), a company listed on the Hong Kong Stock Exchange which, together with its subsidiaries, is engaged in the research, development, manufacture and sale of finished medicines and bulk pharmaceutical products to hospitals and distributors. Mr. Lin held the position of vice president of XLPC Parent from 2004 to 2006. From 2005 to 2006, he also held the position of chairman of XLPC. In 1989, he obtained a bachelor’s degree in philosophy from Yanan University. He received a master’s degree in business administration from Hong Kong Polytechnic University in 2006.

Item 8.01 Other Events.

On October 13, 2011, the Company issued a press release announcing the events discussed in Item 5.02 above. A copy of the press is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release dated October 13, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA HOUSING & LAND DEVELOPMENT, INC.

Dated: October 13, 2011

	By:	/s/ Xiaohong Feng
Name: Xiaohong Feng Title: Chief Executive Officer